(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	October 19, 2016
(630) 906-5484

Old Second Reports Third Quarter 2016 Net Income of $3.5 million

AURORA, IL, October 19, 2016  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2016.  The Company reported net income of $3.5 million for the third quarter of 2016, compared to net income of $3.9 million in the third quarter of 2015.  The Company’s net income available to common stockholders was $3.5 million, or $0.12 per diluted share, for the third quarter of 2016, compared to $3.6 million, or $0.12 per diluted share, in the third quarter of 2015.

Operating Results

•	On October 18, 2016, the Company’s Board of Directors declared a cash dividend of 1 cent per share payable on November 7, 2016, to stockholders of record as of October 28, 2016.
•

Third quarter 2016 net income available to common stockholders was $3.5 million, reflecting a decrease of  $86,000, or 2.4%, from the third quarter of 2015 and a decrease of $346,000, or 9.0%, from the second quarter of 2016.

•

Net interest and dividend income totaled $15.3 million for the third quarter of 2016 and reflects an increase of $543,000, or 3.7%, over the third quarter of 2015.  Net interest and dividend income for the third quarter of 2016 reflected no significant change from the second quarter of 2016.

•

No release of loan loss reserves was recorded in the third quarter of 2016, as compared to a $2.1 million reserve release in the like 2015 quarter.  No additional provision or release has been recorded to the reserve in the 2016 full year period.

•

Noninterest income was $6.6 million for the third quarter of 2016, which reflects growth of $946,000, or 16.7%, over the third quarter of 2015 primarily due to increases in residential mortgage banking income and a one-time fixed asset write-down taken in the third quarter of 2015.  Noninterest income was $683,000, or 9.4%, less in the third quarter of 2016 as compared to the second quarter of 2016, primarily due to net losses on security sales incurred in the third quarter in anticipation of the funding requirements for the Company’s pending acquisition of the Chicago branch of Talmer Bank and Trust, which is expected to close in the fourth quarter of 2016.

•

Finally, noninterest expense of $16.6 million for the third quarter of 2016 increased $338,000, or 2.1%, from the third quarter of 2015 stemming from increases in compensation costs, employee compliance training and compliance related audit fees. Noninterest expense was slightly lower in the third quarter of 2016 as compared to the second quarter of 2016, primarily due to reduced OREO related expenses in the third quarter as OREO balances continue to decline.

Capital Ratios

	September 30,	December 31,	September 30,
	2016	2015	2015
The Bank's common equity tier 1 capital ratio	15.22%	14.10%	15.94%
The Company's common equity tier 1 capital ratio	10.68%	10.55%	10.26%
The Bank's total capital ratio	16.24%	15.23%	17.10%
The Company's total capital ratio	15.42%	15.56%	15.36%
The Company's tier 1 leverage ratio	9.32%	8.69%	8.46%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans ended at $17.4 million at September 30, 2016,  compared to $14.6 million at December 31, 2015, and $18.5 million at September 30, 2015.  Nonperforming loans are level for the quarter, but increased for the year to date 2016 period primarily due to two commercial real estate relationships. Each lost one large tenant in the second quarter.  Both borrowers continue to aggressively pursue new tenants, and one borrower has noted that refinancing is in process with another institution.

•

OREO assets decreased in the third quarter to end at $14.1 million on September 30, 2016, compared to $19.1 million at December 31, 2015, and $24.5 million at September 30, 2015. Valuation writedowns continued in the third quarter of 2016 with a quarterly expense of $365,000 compared to $1.1 million in the third quarter of 2015.

•

Total loans at September 30, 2016, were $1.20 billion, reflecting an increase of $69.1 million when compared to December 31, 2015, and an increase of $69.9 million as compared to September 30, 2015.  Average loans (including loans held-for-sale) for the third quarter of 2016 were $1.19 billion, reflecting an increase of $51.3 million from the fourth quarter of 2015 and an increase of $47.2 million when compared to the third quarter of 2015.  Loan growth in the 2016 period stems primarily from commercial and industrial loan originations.

•

September 30, 2016, available-for-sale securities at fair value totaled $531.1 million, as compared to $764.6 million at June 30, 2016.  This reduction of $233.5 million for the quarter reflects the sale of securities to satisfy anticipated funding requirements for the acquisition of the Talmer branch. Total earning assets were also down slightly since June 30, 2016, for this same reason, which negatively impacted net interest margin and also resulted in pretax net security losses of $2.0 million for the third quarter of 2016.

Management review of the loan portfolio concluded that neither a loan loss reserve release nor a loan loss provision was appropriate in the third quarter of 2016.  The third quarter of 2015 reflected a loan loss reserve release of $2.1 million.  For the 2016 full year period, there have been no additional  loan loss reserves or releases of loan loss provisions recorded.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	September 30, 2016			December 31, 2015			September 30, 2015
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$50,054	$64	0.50	$13,859	$12	0.34	$18,563	$12	0.25
Securities:
Taxable	624,844	3,954	2.53	674,690	3,819	2.26	642,413	3,471	2.16
Non-taxable (TE)	35,046	277	3.16	17,090	179	4.19	19,318	187	3.87
Total securities	659,890	4,231	2.56	691,780	3,998	2.31	661,731	3,658	2.21
Dividends from Reserve Bank and FHLBC stock	7,918	83	4.19	8,451	76	3.60	8,271	76	3.68
Loans and loans held-for-sale[1]	1,191,574	13,567	4.46	1,140,308	13,057	4.48	1,144,413	13,415	4.59
Total interest earning assets	1,909,436	17,945	3.70	1,854,398	17,143	3.64	1,832,978	17,161	3.68
Cash and due from banks	41,344	-	-	28,781	-	-	28,999	-	-
Allowance for loan losses	(15,767)	-	-	(16,598)	-	-	(18,607)	-	-
Other noninterest bearing assets	190,213	-	-	202,015	-	-	210,793	-	-
Total assets	$2,125,226			$2,068,596			$2,054,163

Liabilities and Stockholders' Equity
NOW accounts	$384,588	$89	0.09	$360,786	$79	0.09	$347,754	$76	0.09
Money market accounts	265,135	64	0.10	284,209	70	0.10	291,663	71	0.10
Savings accounts	257,808	40	0.06	248,952	38	0.06	250,031	38	0.06
Time deposits	401,999	931	0.92	409,353	824	0.80	404,896	799	0.78
Interest bearing deposits	1,309,530	1,124	0.34	1,303,300	1,011	0.31	1,294,344	984	0.30
Securities sold under repurchase agreements	31,892	1	0.01	26,569	1	0.01	31,466	1	0.01
Other short-term borrowings	22,174	22	0.39	24,837	10	0.16	14,674	5	0.13
Junior subordinated debentures	57,573	1,084	7.53	57,538	1,072	7.45	57,525	1,072	7.45
Subordinated debt	45,000	245	2.13	45,000	210	1.83	45,000	205	1.78
Notes payable and other borrowings	500	2	1.57	500	2	1.57	500	1	0.78
Total interest bearing liabilities	1,466,669	2,478	0.67	1,457,744	2,306	0.63	1,443,509	2,268	0.62
Noninterest bearing deposits	472,599	-	-	445,083	-	-	431,052	-	-
Other liabilities	15,539	-	-	10,488	-	-	9,782	-	-
Stockholders' equity	170,419	-	-	155,281	-	-	169,820	-	-
Total liabilities and stockholders' equity	$2,125,226			$2,068,596			$2,054,163
Net interest income (TE)		$15,467			$14,837			$14,893
Net interest income (TE)
to total earning assets			3.22			3.17			3.22
Interest bearing liabilities to earning assets	76.81%			78.61%			78.75%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $700,000,  $430,000 and $459,000 for the third quarter of 2016, the fourth quarter of 2015 and the third quarter of 2015, respectively.  Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%.

Interest and dividend income increased $802,000 for the quarter ended September 30, 2016 as compared to the quarter ended December 31, 2015,  and increased $784,000 as compared to the third quarter of 2015.  Quarterly average earning assets increased $55.0 million from the last quarter of 2015 to a total of $1.91 billion for the period ended September 30, 2016, while yield on earning assets increased 6 basis points.  Year over year third quarter average loans, including loans held-for-sale, increased $47.2 million, while total average earning assets increased $76.5 million for the same period.  This increase was driven by loan growth and more favorable rates earned on securities retained, as lower yielding securities were sold in the third quarter of 2016 in preparation for the Talmer branch acquisition. The cost of funds increased by 4 basis points from the fourth quarter of 2015 and by 5 basis points from the third quarter of 2015.  Total average interest bearing liabilities have increased in all periods presented due to growth in NOW accounts, and to a lesser extent, savings accounts and securities sold under repurchase agreements.  For the quarter ended September 30, 2016, average other short-term borrowings decreased by $2.7 million compared to the fourth quarter of 2015, but increased $7.5 million as compared to September 30, 2015.

Noninterest Income

				3rd Qtr 2016
	Three Months Ended			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2016	2016	2015	2016	2015
Trust income	$1,403	$1,502	$1,444	(6.6)	(2.8)
Service charges on deposits	1,756	1,646	1,766	6.7	(0.6)
Residential mortgage banking revenue	2,789	1,611	1,275	73.1	118.7
Securities loss, net	(1,959)	-	(57)	N/M	N/M
Increase in cash surrender value of bank-owned life insurance	383	319	236	20.1	62.3
Debit card interchange income	1,013	1,049	1,004	(3.4)	0.9
Loss on disposal and transfer of fixed assets	-	-	(1,143)	N/M	N/M
Other income	1,209	1,150	1,123	5.1	7.7
Total noninterest income	$6,594	$7,277	$5,648	(9.4)	16.7

N/M equals Not Meaningful

Of the noninterest income categories, residential mortgage banking income experienced the largest fluctuations on both a linked quarter and year over year basis, as shown above, primarily due to increases in the net gains on sales of mortgage loans, as well as the variability of mortgage servicing rights valuations.    In the third quarter of 2015, a one-time writedown of $1.1 million was recorded on a fixed asset upon transfer to OREO status. Also, cash surrender value of bank-owned life insurance increased as a result of investment value growth over all periods presented.  Finally in the third quarter of 2016, net security losses of $2.0 million were realized to satisfy anticipated funding requirements for the Talmer branch acquisition.  Excluding these items, the three quarters presented have minimal variation.

Noninterest Expense

				3rd Qtr 2016
	Three Months Ended			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2016	2016	2015	2016	2015
Salaries	$7,205	$6,999	$6,843	2.9	5.3
Bonus	521	452	238	15.3	118.9
Benefits and other	1,288	1,363	1,179	(5.5)	9.2
Total salaries and employee benefits	9,014	8,814	8,260	2.3	9.1
Occupancy expense, net	1,120	1,009	1,156	11.0	(3.1)
Furniture and equipment expense	1,144	1,078	1,110	6.1	3.1
FDIC insurance	228	362	373	(37.0)	(38.9)
General bank insurance	269	272	308	(1.1)	(12.7)
Advertising expense	430	435	434	(1.1)	(0.9)
Debit card interchange expense	363	620	379	(41.5)	(4.2)
Legal fees	242	191	279	26.7	(13.3)
Other real estate owned expense, net	426	879	977	(51.5)	(56.4)
Other expense	3,346	3,040	2,968	10.1	12.7
Total noninterest expense	$16,582	$16,700	$16,244	(0.7)	2.1
Efficiency ratio (defined below)	66.69%	68.92%	73.66%

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense decreased $118,000, or 1%, on a linked quarter basis.  This is primarily due to an increase in net gains upon sale of OREO, and other OREO related expenses which continue to be less than levels experienced in the prior year.  Major expense categories were generally flat or down in the third quarter of 2016 compared to the second quarter of 2016 and the third quarter of 2015, with the exception of salaries and employee benefits, due to increased headcount and costs of retirement benefits.  FDIC insurance expense was reduced in the third quarter of 2016 and incorporates the FDIC small bank rate change effective July 1, 2016.  Other expense was slightly higher in the third quarter of 2016 due to increased costs of employee compliance training, and compliance related audit fees.

Earning Assets

				September 30, 2016
	Major Classification of Loans as of			Percent Change From
(dollars in thousands)	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2015	2015	2015	2015
Commercial	$169,824	$130,362	$120,036	30.3	41.5
Real estate - commercial	617,280	605,721	609,937	1.9	1.2
Real estate - construction	28,786	19,806	23,461	45.3	22.7
Real estate - residential	357,846	351,007	354,106	1.9	1.1
Consumer	3,325	4,216	4,005	(21.1)	(17.0)
Overdraft	403	483	423	(16.6)	(4.7)
Lease financing receivables	14,210	10,953	9,697	29.7	46.5
Other	10,114	10,130	10,345	(0.2)	(2.2)
	1,201,788	1,132,678	1,132,010	6.1	6.2
Net deferred loan costs	1,064	1,037	902	2.6	18.0
Total loans	$1,202,852	$1,133,715	$1,132,912	6.1	6.2

Total loans increased by $69.1 million at the end of the third quarter of 2016 as compared to year end 2015.  Growth in commercial and industrial loans for the first three quarters of 2016 drove the total loans increase, with more restrained growth experienced in the real estate-commercial, real estate-construction, and lease financing receivables portfolios for the year to date and year over year periods.

				September 30, 2016
	Securities Portfolio As of			Percent Change From
(dollars in thousands)	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2015	2015	2015	2015
Securities available-for-sale, at fair value
U.S. Treasury	$-	$1,509	$1,515	N/M	N/M
U.S. government agencies	1,503	1,556	1,577	(3.4)	(4.7)
U.S. government agency mortgage-backed	43,723	1,996	2,034	2,090.5	2,049.6
States and political subdivisions	22,254	30,526	23,170	(27.1)	(4.0)
Corporate bonds	10,730	29,400	29,580	(63.5)	(63.7)
Collateralized mortgage obligations	204,390	66,920	70,877	205.4	188.4
Asset-backed securities	140,173	231,908	187,096	(39.6)	(25.1)
Collateralized loan obligations	108,284	92,251	92,987	17.4	16.5
Total securities available-for-sale	$531,057	$456,066	$408,836	16.4	29.9
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$-	$36,505	$36,746	N/M	N/M
Collateralized mortgage obligations	-	211,241	213,298	N/M	N/M
Total securities held-to-maturity	$-	$247,746	$250,044	N/M	N/M

Total securities	$531,057	$703,812	$658,880	(24.5)	(19.4)

The investment portfolio ended the third quarter of 2016 at $531.0 million,  a decrease  of $172.8 million from $703.8 million at December 31, 2015, and down from $658.9 million a year ago.  The decline is primarily due to security sales driven by the funding needs anticipated for the Talmer branch acquisition. During the third quarter of 2016 the sales of securities resulted in pretax net losses of $2.0 million. The securities held-to-maturity portfolio was reclassified to available-for-sale in the second quarter of 2016, to allow for portfolio restructuring and to fund loan growth.  This reclassification of $244.8 million was approved by the Board of Directors, and will preclude any holdings of securities held-to-maturity for a two-year period.

Asset Quality

				September 30, 2016
	As of			Percent Change From
(dollars in thousands)	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2015	2015	2015	2015
Nonaccrual loans	$16,736	$14,389	$18,224	16.3	(8.2)
Nonperforming troubled debt restructured loans accruing interest	161	165	307	(2.4)	(47.6)
Loans past due 90 days or more and still accruing interest	483	65	-	643.1	-
Total nonperforming loans	17,380	14,619	18,531	18.9	(6.2)
Other real estate owned	14,144	19,141	24,451	(26.1)	(42.2)
Total nonperforming assets	$31,524	$33,760	$42,982	(6.6)	(26.7)

30-89 days past due loans	$3,386	$3,652	$3,358
Nonaccrual loans to total loans	1.4%	1.3%	1.6%
Nonperforming loans to total loans	1.4%	1.3%	1.6%
Nonperforming assets to total loans plus OREO	2.6%	2.9%	3.7%

Allowance for loan losses	$14,983	$16,223	$16,613
Allowance for loan losses to loans	1.3%	1.4%	1.5%
Allowance for loan losses to nonaccrual loans	89.5%	112.7%	91.2%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  The nonperforming loan increase in 2016 was due to two relationships secured by commercial real estate which each lost one large tenant in the second quarter of 2016.  Both borrowers have indicated they are aggressively pursuing new tenants, and one borrower has noted that refinancing is in process with another institution.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard,  as shown below.  Classified loans increased by $3.04 million, or 12.0%, from year end 2015; this increase is due to the two relationships, as discussed above.  Management review of the loan portfolio concluded neither a loan loss provision nor a reserve release was appropriate in the third quarter of 2016.

				September 30, 2016
	Classified loans as of			Percent Change From
(dollars in thousands)	September 30,	December 31,	September 30,	December 31,	September 30,
	2016	2015	2015	2015	2015
Real estate-construction	$254	$83	$3,803	206.0	(93.3)
Real estate-residential:
Investor	1,171	1,136	806	3.1	45.3
Owner occupied	6,432	7,079	7,179	(9.1)	(10.4)
Revolving and junior liens	3,078	3,055	3,599	0.8	(14.5)
Real estate-commercial, nonfarm	13,220	10,568	7,354	25.1	79.8
Real estate-commercial, farm	1,801	1,272	1,272	41.6	41.6
Commercial	2,302	2,029	616	13.5	273.7
Other	1	1	1	-	-
Total classified loans	$28,259	$25,223	$24,630	12.0	14.7

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(dollars in thousands)	September 30,	% of	June 30,	% of	September 30,	% of
	2016	Total	2016	Total	2015	Total
Real estate-construction
Homebuilder	$(7)	(0.8)	$(5)	(1.2)	$(9)	2.3
Land	(2)	(0.2)	-	-	(4)	1.0
Commercial speculative	-	-	-	-	(190)	48.5
All other	(42)	(5.0)	(1)	(0.2)	(1)	0.3
Total real estate-construction	(51)	(6.0)	(6)	(1.4)	(204)	52.1
Real estate-residential
Investor	(16)	(1.9)	(23)	(5.4)	(10)	2.6
Owner occupied	(75)	(8.9)	74	17.5	163	(41.6)
Revolving and junior liens	112	13.3	(170)	(40.1)	(3)	0.8
Total real estate-residential	21	2.5	(119)	(28.0)	150	(38.2)
Real estate-commercial, nonfarm
Owner general purpose	-	-	(106)	(25.0)	20	(5.1)
Owner special purpose	(3)	(0.4)	(5)	(1.2)	(126)	32.1
Non-owner general purpose	132	15.7	314	74.1	(9)	2.3
Non-owner special purpose	636	75.8	-	-	(139)	35.5
Retail properties	-	-	342	80.7	-	-
Total real estate-commercial, nonfarm	765	91.1	545	128.6	(254)	64.8
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	66	7.9	-	-	(112)	28.6
Other	38	4.5	4	0.8	28	(7.3)
Net charge-off / (recovery)	$839	100.0	$424	100.0	$(392)	100.0

Gross charge-offs for the quarter ending September 30, 2016, were $1.2 million compared to $576,000 for the quarter ending September 30, 2015.  Gross recoveries for the quarter ending September 30, 2016,  were $358,000 compared to $968,000 for the quarter ending September 30, 2015.

Deposits

Total deposits were $1.78 billion at September 30, 2016, which reflects an increase from total deposits of $1.76 billion at December 31, 2015.  Demand, savings, and NOW balances increased by $46.6 million during in the first nine months of 2016 while money market deposits declined by $20.2 million and time deposits or certificates of deposit reflect a decrease of $8.1 million for the 2016 year to date period.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of September 30, 2016, the Bank had no advances outstanding under the FHLBC as compared to $15.0 million in advances at December 31, 2015.

The Company is also indebted on $57.6 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The carrying value was reduced by the amortization of the issuance costs in 2016 after adopting ASU 2015-03 applied on a retrospective basis.

Capital

	September 30,	December 31,	September 30,
	2016	2015	2015
The Company's common equity tier 1 capital ratio	10.68%	10.55%	10.26%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	13.25%	12.30%	11.96%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	15.42%	15.56%	15.36%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage ratio	9.32%	8.69%	8.46%
(minimum 4.0% for adequately capitalized)

As of September 30, 2016, the Bank’s common equity tier 1 capital ratio of 15.22% and total capital ratio of 16.24% exceeded the minimum capital ratios to be deemed “well capitalized.”

Non-GAAP Presentations: Management has historically disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, October 20, 2016, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on October 27, 2016, by dialing 877-481-4010, using Conference ID: 10094.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(Unaudited)
	September 30,	December 31,
	2016	2015
Assets
Cash and due from banks	$29,203	$26,975
Interest bearing deposits with financial institutions	160,744	13,363
Cash and cash equivalents	189,947	40,338
Securities available-for-sale, at fair value	531,057	456,066
Securities held-to-maturity, at amortized cost	-	247,746
Federal Home Loan Bank and Federal Reserve Bank stock	7,918	8,518
Loans held-for-sale	3,750	2,849
Loans	1,202,852	1,133,715
Less: allowance for loan losses	14,983	16,223
Net loans	1,187,869	1,117,492
Premises and equipment, net	39,092	39,612
Other real estate owned	14,144	19,141
Mortgage servicing rights, net	5,075	5,847
Bank-owned life insurance (BOLI)	60,036	59,049
Deferred tax assets, net	55,536	64,552
Other assets	18,327	15,818
Total assets	$2,112,751	$2,077,028

Liabilities
Deposits:
Noninterest bearing demand	$473,477	$442,639
Interest bearing:
Savings, NOW, and money market	904,137	908,598
Time	399,768	407,849
Total deposits	1,777,382	1,759,086
Securities sold under repurchase agreements	46,606	34,070
Other short-term borrowings	-	15,000
Junior subordinated debentures	57,579	57,543
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	14,057	9,900
Total liabilities	1,941,124	1,921,099

Stockholders’ Equity
Common stock	34,533	34,427
Additional paid-in capital	116,468	115,918
Retained earnings	124,283	114,209
Accumulated other comprehensive loss	(7,437)	(12,659)
Treasury stock	(96,220)	(95,966)
Total stockholders’ equity	171,627	155,929
Total liabilities and stockholders’ equity	$2,112,751	$2,077,028

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Interest and dividend income
Loans, including fees	$13,496	$13,353	$39,593	$40,038
Loans held-for-sale	48	38	115	153
Securities:
Taxable	3,954	3,471	12,547	10,218
Tax exempt	180	122	579	426
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	83	76	251	230
Interest bearing deposits with financial institutions	64	12	98	43
Total interest and dividend income	17,825	17,072	53,183	51,108
Interest expense
Savings, NOW, and money market deposits	193	185	577	547
Time deposits	931	799	2,622	2,377
Other short-term borrowings	23	6	69	22
Junior subordinated debentures	1,084	1,072	3,251	3,215
Subordinated debt	245	205	727	604
Notes payable and other borrowings	2	1	6	5
Total interest expense	2,478	2,268	7,252	6,770
Net interest and dividend income	15,347	14,804	45,931	44,338
Loan loss reserve release	-	(2,100)	-	(4,400)
Net interest and dividend income after release for loan losses	15,347	16,904	45,931	48,738
Noninterest income
Trust income	1,403	1,444	4,274	4,526
Service charges on deposits	1,756	1,766	4,961	5,086
Secondary mortgage fees	322	190	795	715
Mortgage servicing gain / (loss), net of changes in fair value	290	(274)	(641)	18
Net gain on sales of mortgage loans	2,177	1,359	5,031	4,677
Securities loss, net	(1,959)	(57)	(2,020)	(178)
Increase in cash surrender value of bank-owned life insurance	383	236	987	1,015
Debit card interchange income	1,013	1,004	3,009	3,013
Loss on disposal and transfer of fixed assets, net	-	(1,143)	(1)	(1,143)
Other income	1,209	1,123	3,751	4,156
Total noninterest income	6,594	5,648	20,146	21,885
Noninterest expense
Salaries and employee benefits	9,014	8,260	26,854	26,664
Occupancy expense, net	1,120	1,156	3,358	3,521
Furniture and equipment expense	1,144	1,110	3,180	3,176
FDIC insurance	228	373	793	1,023
General bank insurance	269	308	839	975
Advertising expense	430	434	1,212	992
Debit card interchange expense	363	379	1,186	1,131
Legal fees	242	279	594	922
Other real estate expense, net	426	977	2,043	4,717
Other expense	3,346	2,968	9,487	9,203
Total noninterest expense	16,582	16,244	49,546	52,324
Income before income taxes	5,359	6,308	16,531	18,299
Provision for income taxes	1,860	2,384	5,865	6,747
Net income	$3,499	$3,924	$10,666	$11,552
Preferred stock dividends and accretion of discount	-	339	-	1,873
Net income available to common stockholders	$3,499	$3,585	$10,666	$9,679

Basic earnings per share	$0.12	$0.12	$0.36	$0.33
Diluted earnings per share	0.12	0.12	0.36	0.33

Ending common shares outstanding	29,554,716	29,478,429	29,554,716	29,478,429
Weighted-average basic shares outstanding	29,554,716	29,478,429	29,524,796	29,474,833
Weighted-average diluted shares outstanding	29,838,182	29,746,429	29,828,430	29,724,234

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2015				2016
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Cash and due from banks	$31,744	$29,153	$28,999	$28,781	$27,813	$28,597	$41,344
Interest bearing deposits with financial institutions	18,022	29,880	18,563	13,859	15,513	12,048	50,054
Cash and cash equivalents	49,766	59,033	47,562	42,640	43,326	40,645	91,398

Securities available-for-sale, at fair value	380,180	409,600	410,083	442,909	486,924	684,179	624,844
Securities held-to-maturity, at amortized cost	258,637	255,293	251,648	248,871	246,772	80,899	35,046
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	8,409	8,271	8,451	8,518	7,431	7,918
Loans held-for-sale	4,782	7,880	3,789	3,465	2,912	4,238	5,295
Loans	1,156,662	1,144,605	1,140,624	1,136,843	1,138,985	1,145,892	1,186,279
Less: allowance for loan losses	21,605	20,546	18,607	16,598	16,257	16,415	15,767
Net loans	1,135,057	1,124,059	1,122,017	1,120,245	1,122,728	1,129,477	1,170,512

Premises and equipment, net	42,306	41,937	41,572	39,767	39,416	39,143	39,191
Other real estate owned	32,392	34,637	29,049	22,760	18,760	16,906	14,888
Mortgage servicing rights, net	5,202	5,416	5,776	5,596	5,347	5,151	4,822
Bank-owned life insurance (BOLI)	58,139	58,264	58,566	58,797	59,178	59,459	59,787
Deferred tax assets, net	69,936	67,657	66,174	65,916	65,210	61,768	57,692
Other assets	9,693	10,463	9,656	9,179	9,346	10,469	13,833
Total other assets	217,668	218,374	210,793	202,015	197,257	192,896	190,213
Total assets	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437	$2,139,765	$2,125,226

Liabilities
Deposits:
Noninterest bearing demand	$405,933	$435,093	$431,052	$445,083	$450,521	$472,450	$472,599
Interest bearing:
Savings, NOW, and money market	881,714	885,809	889,448	893,947	915,553	920,389	907,531
Time	418,615	410,066	404,896	409,353	407,743	402,912	401,999
Total deposits	1,706,262	1,730,968	1,725,396	1,748,383	1,773,817	1,795,751	1,782,129

Securities sold under repurchase agreements	23,437	31,234	31,466	26,569	35,776	37,433	31,892
Other short-term borrowings	25,722	22,638	14,674	24,837	27,802	28,187	22,174
Junior subordinated debentures	57,502	57,513	57,525	57,538	57,549	57,561	57,573
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500	500
Other liabilities	11,734	10,962	9,782	10,488	11,033	12,511	15,539
Total liabilities	1,870,157	1,898,815	1,884,343	1,913,315	1,951,477	1,976,943	1,954,807

Stockholders' equity
Preferred stock	36,637	31,553	15,091	-	-	-	-
Common stock	34,414	34,419	34,422	34,426	34,427	34,505	34,533
Additional paid-in capital	115,413	115,553	115,692	115,827	115,945	116,065	116,365
Retained earnings	102,050	105,208	108,858	112,584	116,231	119,640	123,771
Accumulated other comprehensive loss	(7,558)	(6,935)	(8,277)	(11,590)	(13,677)	(11,241)	(8,030)
Treasury stock	(95,965)	(95,965)	(95,966)	(95,966)	(95,966)	(96,147)	(96,220)
Total stockholders' equity	184,991	183,833	169,820	155,281	156,960	162,822	170,419
Total liabilities and stockholder's equity	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437	$2,139,765	$2,125,226

Total Earning Assets	$1,827,341	$1,855,667	$1,832,978	$1,854,398	$1,899,624	$1,934,687	$1,909,436
Total Interest Bearing Liabilities	1,452,490	1,452,760	1,443,509	1,457,744	1,489,923	1,491,982	1,466,669

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2015				2016
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Interest and Dividend Income
Loans, including fees	$13,218	$13,467	$13,353	$12,997	$13,058	$13,039	$13,496
Loans held-for-sale	43	72	38	36	28	39	48
Securities:
Taxable	3,375	3,372	3,471	3,819	4,211	4,382	3,954
Tax exempt	141	163	122	116	179	220	180
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	77	77	76	76	84	84	83
Interest bearing deposits with financial institutions	12	19	12	12	19	15	64
Total interest and dividend income	16,866	17,170	17,072	17,056	17,579	17,779	17,825
Interest Expense
Savings, NOW, and money market deposits	179	183	185	187	191	193	193
Time deposits	807	771	799	824	822	869	931
Other short-term borrowings	9	7	6	11	20	26	23
Junior subordinated debentures	1,072	1,071	1,072	1,072	1,084	1,083	1,084
Subordinated debt	197	202	205	210	239	243	245
Notes payable and other borrowings	4	-	1	2	2	2	2
Total interest expense	2,268	2,234	2,268	2,306	2,358	2,416	2,478
Net interest and dividend income	14,598	14,936	14,804	14,750	15,221	15,363	15,347
Loan loss reserve release	-	(2,300)	(2,100)	-	-	-	-
Net interest and dividend income after release for loan losses	14,598	17,236	16,904	14,750	15,221	15,363	15,347
Noninterest Income
Trust income	1,486	1,596	1,444	1,427	1,369	1,502	1,403
Service charges on deposits	1,541	1,779	1,766	1,734	1,559	1,646	1,756
Secondary mortgage fees	244	281	190	192	193	280	322
Mortgage servicing (loss) / gain, net of changes in fair value	(208)	500	(274)	469	(620)	(311)	290
Net gain on sales of mortgage loans	1,623	1,695	1,359	1,098	1,212	1,642	2,177
Securities losses, net	(109)	(12)	(57)	-	(61)	-	(1,959)
Increase in cash surrender value of bank-owned life insurance	480	299	236	381	285	319	383
Debit card interchange income	959	1,050	1,004	1,015	947	1,049	1,013
(Loss) / gain on disposal and transfer of fixed assets	-	-	(1,143)	24	-	-	-
Other income	1,957	1,076	1,123	1,069	1,391	1,150	1,209
Total noninterest income	7,973	8,264	5,648	7,409	6,275	7,277	6,594
Noninterest Expense
Salaries and employee benefits	9,255	9,149	8,260	8,397	9,026	8,814	9,014
Occupancy expense, net	1,271	1,094	1,156	1,228	1,229	1,009	1,120
Furniture and equipment expense	1,001	1,065	1,110	1,254	958	1,078	1,144
FDIC insurance	273	377	373	311	203	362	228
General bank insurance	357	310	308	298	298	272	269
Advertising expense	205	353	434	348	347	435	430
Debit card interchange expense	352	400	379	383	203	620	363
Legal fees	223	420	279	253	161	191	242
Other real estate expense, net	1,352	2,388	977	474	738	879	426
Other expense	2,864	3,371	2,968	3,151	3,101	3,040	3,346
Total noninterest expense	17,153	18,927	16,244	16,097	16,264	16,700	16,582
Income before income taxes	5,418	6,573	6,308	6,062	5,232	5,940	5,359
Provision for income taxes	1,919	2,444	2,384	2,229	1,910	2,095	1,860
Net income	3,499	4,129	3,924	3,833	3,322	3,845	3,499
Preferred stock dividends and accretion of discount	824	710	339	-	-	-	-
Net income available to common stockholders	$2,675	$3,419	$3,585	$3,833	$3,322	$3,845	$3,499

Basic earnings per share	$0.09	$0.12	$0.12	$0.13	$0.11	$0.13	$0.12
Diluted earnings per share	0.09	0.12	0.12	0.13	0.11	0.13	0.12

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	December 31,	September 30,	September 30,
	2016	2015	2015	2016	2015
Net Interest Margin
Interest income (GAAP)	$17,825	$17,056	$17,072	$53,183	$51,108
Taxable-equivalent adjustment:
Loans	23	24	24	70	79
Securities	97	63	65	312	229
Interest income (TE)	17,945	17,143	17,161	53,565	51,416
Interest expense (GAAP)	2,478	2,306	2,268	7,252	6,770
Net interest income (TE)	$15,467	$14,837	$14,893	$46,313	$44,646
Net interest income (GAAP)	$15,347	$14,750	$14,804	$45,931	$44,338
Average interest earning assets	$1,909,436	$1,854,398	$1,832,978	$1,914,564	$1,838,682
Net interest margin (GAAP)	3.20%	3.16%	3.20%	3.20%	3.22%
Net interest margin (TE)	3.22%	3.17%	3.22%	3.23%	3.25%

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Efficiency Ratio
Noninterest expense	$16,582	$16,700	$16,244
Less other real estate expense, net	426	879	977
Adjusted noninterest expense	16,156	15,821	15,267
Net interest income (GAAP)	15,347	15,363	14,804
Taxable-equivalent adjustment:
Loans	23	23	24
Securities	97	119	65
Net interest income (TE)	15,467	15,505	14,893
Noninterest income	6,594	7,277	5,648
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	206	172	127
Noninterest income (TE)	6,800	7,449	5,775
Less securities loss, net	(1,959)	-	(57)
Adjusted noninterest income, plus net interest income (TE)	$24,226	$22,954	$20,725
Efficiency ratio	66.69%	68.92%	73.66%